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                                                                    Exhibit 21.1

                       SUBSIDIARIES OF CUMULUS MEDIA INC.

Name of Subsidiary                            Jurisdiction of Incorporation
----------------------------------------      -----------------------------
Cumulus Broadcasting LLC                                 Nevada
Cumulus Licensing LLC                                    Nevada
Broadcast Software International Inc.                    Nevada
Caribbean Communications Company Limited               Montserrat
Gem Radio Five Limited                             Trinidad and Tobago